PPG INDUSTRIES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II
























Effective January 1, 1982, As Amended Through September 20, 1995

ARTICLE I

Effective Date


1.1 This Plan shall be effective for retirements and terminations which occur on and after January 1, 1982.

1.2 Effective January 1, 1989, this Plan shall be frozen. Except as specifically provided in Section 5.5, no benefit shall accrue after December 31, 1988.

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ARTICLE II

Definitions


2.1 Wherever used herein, the following words and phrases shall have the meanings set forth below unless a different meaning is plainly required by context:

	(a) "Act" shall mean the Employee Retirement Income Security Act of 1974 and amendments thereto.

	(b)     (1)     "Administrative Committee" shall mean the Compensation
and Executive Development Committee appointed by the Board of Directors of the Company.

		(2) "Administrative Subcommittee" shall mean a committee adopted by the Administrative Committee which shall have the authority set forth in Section 7.2.


	(c) "Administrator" shall mean the Director, Compensation and Benefits.

	(d) "Early Retirement Reduction Factor" shall mean the factor applied to the benefit payable under the Qualified Plan reducing the benefit for early retirement.

	(e)     "Eligible Spouse" shall mean:

		(1) For purposes of the payment of an REP/SSB, a spouse who was legally married to a Participant, Former Participant or
Terminated Vested Participant on his Benefit Commencement
Date; and

		(2)     For purposes of the payment of an AEP/SSB, a spouse who was legally married to a Participant during the one year period
immediately prior to the Participant's death.

	(f) "Final Average Monthly Salary" shall mean Final Average Monthly Salary, as that term is defined in the Qualified Plan, except that Monthly Salary shall have the meaning as set forth in this Section
2.1.

	(g) "Former Participant" shall mean a Vested Participant who ceases to be a Participant prior to his Normal or Deferred Retirement Date for a reason other than retirement or termination of employment.

	(h) "Monthly Salary" shall mean Monthly Salary, as that term is defined in the Qualified Plan, increased by the amount of Salary deferred pursuant to Section 7 of the Incentive Compensation and Deferred Income Plan for Key Employees.

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	(i)     "Participant" shall mean an Employee of the Company who is eligible to participate, as defined in ARTICLE III.

	(j) "Plan" shall mean the PPG Industries, Inc. Supplemental Executive Retirement Plan II.

	(k)     "Primary Old Age Social Security" shall mean:

		(1) Except as provided in paragraph (3) below, in the case of a Participant who retires on his Normal Retirement Date or
Deferred Retirement Date, a calculation of the maximum monthly Primary Old Age benefit payable under the Act on the Participant's Social Security Normal Retirement Age which assumes that for each year until reaching such age, a person's earnings had equaled or exceeded the Social
Security maximum taxable wage base. For purposes of this subsection 2.1(i)(1), the Act shall mean the Social Security
Act in effect on the Participant's Normal Retirement Date.

		(2) Except as provided in paragraph (3) below, in the case of a Participant who retires prior to his Normal Retirement Date, or in the case of a Former Participant or Terminated Vested
Participant, a calculation of the maximum monthly Primary
Old Age benefit payable under the Act on such Participant's
Normal Retirement Date which assumes that:

			(A) For each year, including the year of the Participant's Early Retirement Date or Vested Participant's termination date, or the date a Vested Participant ceases to be a Participant, or the date a Former
Participant ceases to be a Participant, or the Terminated Vested Participant's termination date, a person's earnings had equaled or exceeded the Social
Security maximum taxable wage base; and

			(B)     For each year thereafter until such
Participant's Normal Retirement Date, a person's earnings equal or exceed the maximum taxable wage base in effect on such Participant's Early Retirement Date, date of cessation of participation, or termination date.

				For purposes of this subsection
2.1(i)(2)(B), the Act shall mean the Social Security Act in effect on such Participant's Early Retirement Date, date of cessation of participation, or termination date.

		(3) In the case of a Participant who is approved to receive benefits pursuant to the PPG Industries, Inc. Permanent
Termination Salary Extension (PTSE) Plan, a calculation of the Primary Old Age benefit pursuant to paragraph (1) or (2) above, whichever is applicable, which assumes the

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Participant's Normal or Early Retirement Date or termination date, whichever is applicable, is the date benefits commence under the PTSE Plan.

	(l) "Prior Employer Benefit" shall mean the amount of any benefit payable at Normal Retirement Age from any qualified or nonqualified retirement plan or profit sharing plan to which a Participant is entitled as a result of prior employment with any employer other than the Company. In the event such amount is payable in any manner other than a monthly straight-life annuity, such amount will be converted to a monthly straight-life annuity, using acceptable actuarial assumptions, as determined by the Administrative Committee and consistent with the procedures of the Qualified Plan.

	(m) "Qualified Plan" shall mean the PPG Industries, Inc. Retirement Income Plan, as amended from time to time, or any successor plan.

	(n) "Terminated Vested Participant" shall mean a Vested Participant who terminates employment prior to his Early Retirement Date.

	(o) "Vested Participant" shall mean a Participant who has satisfied or subsequently satisfies the vesting requirements of the Qualified Plan during the period he is a Participant of this Plan.

2.2 Wherever used herein, the following words and phrases shall have the meaning set forth in the Qualified Plan:

	"Active Employees' Pension Surviving Spouse Benefit (AEP/SSB)"

	"Benefit Commencement Date"

	"Credited Service"

	"Deferred Retirement Date"

	"Early Retirement Date"

	"Normal Retirement Date"

	"Retired Employees' Pension Surviving Spouse Benefit (REP/SSB)"

	"Social Security Early Retirement Age"

	"Social Security Normal Retirement Age"

2.3 Wherever used herein, the following words and phrases shall have the meaning set forth in the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees:

	"Company"

	"Employee"

	"Subsidiary".

2.4 Wherever used herein, the masculine shall include the feminine and the singular shall include the plural unless a different meaning is clearly indicated by the context.

ARTICLE III

Requirements for Participation


3.1 An Employee shall be a Participant in this Plan provided he meets all of the following criteria:

	(a) He is a participant in both the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees
("Incentive Compensation Plan") and the Qualified Plan on or after January 1, 1982; and

	(b)     He has been either:

		(1) An Employee approved by the Officers-Directors Compensation Committee (or any successor) of the Board of Directors of the Company to be a participant in the Incentive
Compensation Plan for at least five (5) yearly periods; said yearly periods need not be consecutive or immediately prior to retirement; or

		(2) An Employee who was approved by the Officers-Directors Compensation Committee (or any successor) of the Board of Directors of the Company to be a participant in the Incentive Compensation Plan for the year 1983; who is approved by the Compensation and Executive Development
Committee (or any successor) to be a participant in the Management Award Plan; and whose combined participation in the Incentive Compensation Plan and the Management Award
Plan aggregates at least five (5) yearly periods, said yearly periods need not be consecutive or immediately prior to retirement. Participation in the Management Award Plan by Employees other than those who satisfy the requirements of this subsection 3.1(b)(2) shall be of no relevance in satisfying the requirements for participation in this Plan.

3.2 Where a person has met the requirements of Section 3.1 above, except that he did not satisfy the condition of subsection 3.1(a) on January 1, 1982, the Administrative Committee may designate such a person to be a Participant in this Plan.

3.3 A Participant shall cease to be a Participant under this Plan at any time he ceases to be a participant under the Incentive Compensation Plan or, in the case of an Employee who satisfies the requirements of subsection 3.1(b)(2), ceases to be a participant under the Management
Award Plan, unless otherwise designated by the Administrative Committee to remain as a Participant.

3.4 A Participant shall cease to be a Participant under this Plan at any time he ceases to be an active participant under the Qualified Plan.

ARTICLE IV

Eligibility for Benefits


4.1     Standard Benefit

	Any Participant or Former Participant whose Normal Retirement Date, Early Retirement Date, Deferred Retirement Date, or any Terminated
Vested Participant whose termination date occurs on or after January 1, 1982, and prior to January 1, 1989, shall be eligible to receive the Standard Benefit as provided in Section 5.1 of this Plan, unless specifically designated by the Administrative Committee to receive the Special Short Service Benefit as provided in Section 5.2 of this Plan.

4.2     Special Short Service Benefit

	(a) Any Participant whose Normal Retirement Date or Deferred Retirement Date occurs on or after January 1, 1982, and prior to January 1, 1989, and who meets all of the following criteria:

		(1) Has been specifically designated by the Administrative Committee to receive the Special Short Service Benefit; and

		(2) Has less than thirty (30) years of Credited Service at such retirement;

		shall be eligible to receive the Special Short Service Benefit as provided in Section 5.2 of this Plan.

	(b) Any Participant whose Early Retirement Date occurs on or after January 1, 1982, and prior to January 1, 1989, and who meets all of the following criteria:

		(1) Has been specifically designated by the Administrative Committee to receive the Special Short Service Benefit; and

		(2) Has less than thirty (30) years of Credited Service at such retirement; and

		(3) Has been specifically approved by the Administrative Committee to retire prior to his Normal Retirement Date;

		shall be eligible to receive the Special Short Service Benefit as provided in Section 5.2 of this Plan.

4.3 Any Participant who would otherwise be eligible to receive a benefit pursuant to Section 4.1 or 4.2 except that his Normal Retirement Date, Early Retirement Date, Deferred Retirement Date or termination date is on or after January 1, 1989, may be eligible to receive a Grandfathered Benefit in accordance with Section 5.5.

ARTICLE V

Amounts of Benefits


5.1     Standard Benefit

	(a) Subject to the provisions of Sections 5.3, 5.4 and paragraph (c) below, for a Participant or Former Participant who retires on his Normal Retirement Date or Deferred Retirement Date or for a Terminated Vested Participant whose Benefit Commencement Date is his Normal Retirement Date;

		(1) In the case of such Participant who has at least thirty (30) years of Credited Service, the monthly benefit shall be:

			(A)     2.2% times Credited Service times Final
Average Monthly Salary;

				LESS

			(B) The sum of Primary Old Age Social Security plus the monthly benefit calculated under the Qualified Plan, before any reduction, as a straight-life annuity.

				LESS

			(C) Other payments specifically designated by the Administrative Committee to be deducted which are made pursuant to an individual employee contract to provide retirement income or deferred compensation regardless of whether the contract is made with the Company, a subsidiary, or other employer.

		(2) In the case of such Participant who has less than thirty (30) years of Credited Service, the monthly benefit shall be:

			(A)     2.2% times Credited Service times Final
Average Monthly Salary;

				LESS

			(B) The sum of Primary Old Age Social Security multiplied by a ratio the numerator of which is Credited Service, expressed in total months, and the denominator of which is three hundred sixty (360) months, plus the monthly benefit calculated under the Qualified Plan, before any reduction, as a straight-life annuity.

				LESS

			(C) Other payments specifically designated by the Administrative Committee to be deducted which are made pursuant to an individual employee contract to provide retirement income or deferred compensation regardless of whether the contract is made with the Company, a subsidiary, or other employer.

	(b)     Subject to the provisions of Sections 5.3, 5.4 and paragraph
(c) below, for a Participant or Former Participant who retires on his Early Retirement Date or for a Terminated Vested Participant whose
Benefit Commencement Date is prior to his Normal Retirement Date:

		(1) In the case of such Participant who has at least thirty (30) years of Credited Service, the monthly benefit shall be:

			(A)     2.2% times Credited Service times Final
Average Monthly Salary;

				LESS

			(B) The sum of Primary Old Age Social Security plus the monthly benefit calculated under the Qualified Plan, before any reduction, as a straight-life annuity on the Normal Retirement Date;

				LESS

			(C) Other payments specifically designated by the Administrative Committee to be deducted which are made pursuant to an individual employee contract to provide retirement income or deferred compensation regardless of whether the contract is made with the Company, a subsidiary, or other employer.

				MULTIPLIED BY

			(D)     The Early Retirement Reduction Factor.

		(2) In the case of such Participant who has less than thirty (30) years of Credited Service, the monthly benefit shall be:

			(A)     2.2% times Credited Service times Final Average
Monthly Salary;

				LESS

			(B) The sum of Primary Old Age Social Security multiplied by a ratio the numerator of which is Credited Service, expressed in total months, and the denominator of which is three hundred sixty (360) months, plus the monthly benefit calculated under the Qualified Plan, before any reduction, as a straight-life annuity on the Normal Retirement Date;

				LESS

			(C) Other payments specifically designated by the Administrative Committee to be deducted which are made pursuant to an individual employee contract to provide retirement income or deferred compensation regardless of whether the contract is made with the Company, a subsidiary, or other employer.

				MULTIPLIED BY

			(D)     The Early Retirement Reduction Factor.

	(c) Effective January 1, 1989, the Standard Benefit shall be frozen and the amount of benefit pursuant to this Section 5.1 shall not exceed the amount accrued as of December 31, 1988.


5.2     Special Short Service Benefit

	(a) The Short Service Benefit shall be the benefit calculated in accordance with this Section 5.2; provided, however, that effective January 1, 1989, the Short Service Benefit shall be frozen, and the amount of benefit pursuant to this Section 5.2 shall not exceed the amount accrued as of December 31, 1988.

	(b) For purposes of this Section 5.2 only, "Plan Service" shall mean one and one-half (1 1/2) times Credited Service, with any half (1/2) month rounded up to the next full month, up to a maximum of thirty
(30) years.

	(c) For a Participant who retires on his Normal Retirement Date or Deferred Retirement Date, the monthly benefit shall be:

		(1)     2.2% times Plan Service times Final Average Monthly
Salary;

			LESS

		(2) The sum of Primary Old Age Social Security multiplied by a ratio, the numerator of which is Plan Service, and the denominator of which is three hundred sixty (360) months, plus Prior Employer Benefit plus the monthly benefit calculated under the Qualified Plan, before any reduction, as a straight-life annuity;

			LESS

		(3) Other payments, if specifically designated by the Administrative Committee to be deducted, which are made pursuant to an individual employee contract to provide retirement income, regardless of whether the contract is made by the Company, its Subsidiary, or any other employer.

	(d) For a Participant who retires on his Early Retirement Date, for purposes of computing his benefit, Plan Service shall be reduced by one (1) month for each month the Participant's Benefit
Commencement Date precedes his Normal Retirement Date; provided, however, that the Administrative Committee may approve a lesser reduction.

	(e)     The monthly benefit for a Participant described in subparagraph
(d) of this Section 5.2 shall be:

		(1) 2.2% times Final Average Monthly Salary times Plan Service, as reduced above;

			LESS

		(2) The sum of Primary Old Age Social Security multiplied by a ratio, the numerator of which is Plan Service, as reduced above, and the denominator of which is three hundred sixty
(360) months, plus the monthly benefit calculated under the Qualified Plan, before any reduction, as a straight-life annuity on the Normal Retirement Date;

			MULTIPLIED BY

		(3)     The Early Retirement Reduction Factor;

			LESS

		(4)     Prior Employer Benefit;

			LESS

		(5) Other payments, if specifically designated by the Administrative Committee to be deducted, which are made pursuant to an individual employee contract to provide retirement income, regardless of whether the contract is made by the Company, its Subsidiary, or any other employer.

5.3     Terminated Vested Participant

	In the case of a Terminated Vested Participant, the benefit amount payable under this Plan shall be calculated on his termination date using his Credited Service, Final Average Monthly Salary, Primary Old
Age Social Security, and the benefit payable at his Social Security
Normal Retirement Age under the Qualified Plan calculated as of the date of termination.

5.4     Former Participant

	In the case of a Former Participant, the benefit amount payable under this Plan shall be calculated as if his employment had terminated on the date his participation in the Plan ceased, using his Credited Service, Final Average Monthly Salary, Primary Old Age Social Security, and the benefit payable at his Social Security Early Retirement Age under the Qualified Plan calculated as of such date.

	Where a Former Participant subsequently becomes a Terminated Vested Participant, the benefit amount payable under this Plan shall be calculated as enumerated in the immediately preceding paragraph.

5.5     Grandfathered Benefits

	(a) A Participant shall be eligible to receive the benefit provided in this Section 5.5 if, and only if, such benefit is greater than the benefit, if any, payable to him from the PPG Industries, Inc. Nonqualified Retirement Plan.

	(b)     Grandfather-I Benefit

		(1) Subject to paragraph (a) above, the Grandfather-I Benefit is payable to a Participant whose Normal Retirement Date, Early
Retirement Date, Deferred Retirement Date is on or after
January 1, 1989 and prior to January 2, 1994, or whose termination date is on or after January 1, 1989 and prior to January 1, 1994.

		(2) The Grandfather-I Benefit shall be calculated in accordance with Section 5.1, without regard to paragraph (c) thereof, or Section 5.2, without regard to paragraph (a) thereof, and as further modified in accordance with subparagraph (3) below.

		(3)     In calculating the Grandfather-I benefit:

			"Final Average Monthly Salary" shall mean the greater
		of Final Average Monthly Salary or a final average monthly salary calculated as if the Participant had received an annual 4% increase to his base salary on each anniversary of the date such Participant's base salary was increased prior to September 2, 1988; provided, however, that such calculation shall be adjusted in accordance with any benefits paid to such Participant from the PPG Industries, Inc. Permanent Termination Salary Extension Plan.

			"Early Retirement Reduction Factor" shall mean the factor in the Qualified Plan on December 31, 1988 used to reduce a benefit for early retirement.

			The Administrator may adjust the formula in
Section 5.1 or 5.2 to insure that the total of the benefit payable hereunder and the benefit payable from the Qualified Plan is not reduced as a result of the early retirement reduction factors in the Qualified Plan on and after January 1, 1989.

	(c)     Grandfather-II Benefit

		(1) Subject to paragraph (a) above, the Grandfather-II Benefit is payable to a Participant who would have been eligible to receive the Grandfather-I benefit except that his termination from the Company occurs on or after January 1, 1994.

		(2) The Grandfather-II Benefit shall equal a benefit amount which, when added to the Qualified Plan benefit payable on the Participant's Benefit Commencement Date, will provide a total benefit equal to the total benefit the Participant would have received had he terminated employment on December
31, 1993, with a Benefit Commencement Date of January 1,
1994. Such calculation shall apply whether or not the Participant could actually have elected a Benefit
Commencement Date of January 1, 1994..

5.6     Lump-Sum Benefit

	(a) A Participant who is also eligible to participate in the PPG Industries, Inc. 1984 Earnings Growth Plan at the time of his
Normal, Early or Deferred Retirement Date, and whose Normal, Early or Deferred Retirement Date is on or after January 1, 1991, may elect to receive any benefits payable hereunder in a lump sum, in lieu of a monthly annuity in accordance with this Section 5.6.

	(b) The following conditions apply to all elections pursuant to this Section 5.6:

		(1) A Participant may elect a lump sum benefit only if such Participant elects his Benefit Commencement Date under the Qualified Plan to be his Retirement Date.

		(2) For Participants who elect to receive a lump-sum benefit on and after January 1, 1993, and who are married on the date their lump-sum benefit is payable, the election to receive a lump sum must contain a consent to and acknowledgement of the effect of such lump-sum election by the Participant's spouse.

		(3) Any election made pursuant to this Section 5.6 shall be irrevocable after the Latest Election Date; provided, however, that, in the event of a Participant's death on or after the Latest Election Date and prior to payment of the lump-sum benefit, such election shall be deemed to be null and void on the date of such Participant's death.

		    For purposes of this Section 5.6, "Latest Election Date" shall mean:

		    In the case of a Participant who voluntarily retires, the latest date which is both at least 6 months and 10 days prior to his Retirement Date and in the calendar year preceding the calendar year of his Retirement Date; or

			In the case of a Participant who is involuntarily retired, such Participant's Retirement Date.

	(c)     Calculation of Lump-Sum Benefit

		(1) Any lump-sum benefit payable under this Section 5.6 shall be calculated using mortality assumptions according to the current actuarial valuation prepared for the Plan, and the PBGC immediate interest rate.

		(2) The PBGC immediate interest rate used to calculate the lump-sum benefit of a Participant:

		Who voluntarily retires, shall be either the rate in effect on such Participant's Latest Election Date or the rate in effect on the Participant's Benefit Commencement Date, whichever produces the higher benefit; or

		Who is involuntarily retired, shall be the rate in effect on the Participant's Retirement Date.

	(d)     Payment of Lump-Sum Benefit

		Any Lump-Sum Benefit payable pursuant to this Section 5.6, shall be paid:

		(1) In the case of a Participant who voluntarily retires, on such Participant's Retirement Date; or

		(2) In the case of a Participant who is involuntarily retired, on the date which is 6 months and 10 days following such
Participant's Retirement Date. Such Participant's benefit shall not accrue interest from the Participant's Retirement
Date through the date the lump-sum benefit is paid.

	(e) The Administrative Committee shall have full discretion to deny a Participant's request to receive a lump sum. Such decisions by the Committee shall be made in a uniform and nondiscriminatory manner.

	(f) See Attachment 1 for special Lump-Sum payments approved by the Officers-Directors Compensation Committee.

5.7     Supplemental Early Retirement

	(a) A Participant or Former Participant who is eligible for a Supplemental Early Retirement Benefit under the Qualified Plan shall be eligible to have his benefit under this Plan calculated in a manner similar to the calculation of the Qualified Plan benefit.

	(b) The Administrator shall adopt rules for the calculation of the benefit pursuant to this Section 5.7. Such rules shall be applied in a uniform and nondiscriminatory manner.

ARTICLE VI

Payment of Benefits (Including REP/SSB and AEP/SSB)


6.1 For a Participant, Former Participant, or Terminated Vested Participant, the following shall apply:

	(a) An application for benefits under the Qualified Plan shall be deemed to be an application for benefits under this Plan.

	(b)     Benefits under this Plan shall begin on the Benefit
Commencement
Date.

	(c) Except as provided in Section 5.6, benefits under this Plan shall be paid in the same method or form of payment as benefits are paid under the Qualified Plan and shall be subject to the same rules and regulations of the Qualified Plan.

	(d) Except as provided in Section 5.6, benefits under this Plan shall be paid at the same time and for the same duration as payments under the Qualified Plan.

	(e) Except as provided in Section 5.6, in no event may such Participant select a method or form of payment of benefits under this Plan which is different in any way from the method or form of payment of benefits selected under the Qualified Plan.

	(f) Except as provided in Section 5.6, eligibility for and payment of the REP/SSB to an Eligible Spouse under this Plan shall be governed by the same rules and regulations as the Qualified Plan.

6.2     For a Participant only, the following shall apply:

	(a) Eligibility for and payment of the AEP/SSB under this Plan shall be governed by the same rules and regulations as the Qualified Plan.

	(b) The amount of benefit payable to an Eligible Spouse shall always be determined under the Standard Benefit formula, as provided in
Section 5.1 of this Plan.

	(c) The amount of benefit payable to an Eligible Spouse of a Participant eligible for the Special Short Service Benefit shall not be based on the Special Short Service Benefit formula.

	(d) Notwithstanding any other provision of this Section 6.2, the amount of benefit payable to an Eligible Spouse of a Participant who:

		(1)     is eligible for the Special Short Service Benefit;
and

		(2)     has retired on his Early Retirement Date; and

		(3)     dies prior to his Benefit Commencement Date;

		shall be based on the Special Short Service Benefit formula.

ARTICLE VII

Forfeiture of Benefits


7.1 In the event a Participant ceases participation under this Plan prior to becoming vested in the Qualified Plan, no benefit shall be payable under this Plan.

7.2     (a)     Any benefit payable under this Plan to a Participant, Former
Participant, or Terminated Vested Participant on or after retirement or commencement of benefits, shall be forfeitable in the event it is found that such Participant is engaged or employed as a business owner, employee, or consultant in any activity which is in competition with any line of business of the Company or its Subsidiaries existing as of the date of termination of employment or retirement.

	(b) All determinations under this Section 7.2 shall be made by the Administrative Subcommittee at its sole discretion. As the Administrative Subcommittee finds appropriate, it may suspend benefits to such Participant and furnish due notice thereof. The
Administrative Subcommittee may thereafter terminate benefits under this Plan unless such Participant discontinues the competitive activity and affords written notice to the Administrative Subcommittee of such discontinuance within ninety
(90) calendar days following the giving of notice of suspension of benefits.

7.3 If any benefit under the Plan has been payable to and has been unclaimed by any Participant, Former Participant, Terminated Vested Participant, or his beneficiary, for a reasonable period of time, as determined by the Administrative Committee, since the whereabouts or existence of such Participant or beneficiary was last known to the Administrative Committee, the Administrative Committee may direct that all rights of such Participant or beneficiary to payments accrued and to future payments be terminated absolutely, provided that if such Participant or beneficiary subsequently appears and identifies himself to the satisfaction of the Administrative Committee, then the liability will be reinstated.

ARTICLE VIII

General Provisions


8.1 The entire cost of benefits and administrative expenses for this Plan shall be paid by the Company and its Subsidiaries.

8.2 The administration of this Plan shall be the responsibility of the Administrative Committee, which shall interpret the provisions of this Plan and decide all questions arising in its administration. The decisions of the Administrative Committee shall be conclusive and binding for all purposes. The Company's Employee Benefits
Administration Department will administer this Plan at the direction of the Administrative Committee.

8.3 Nothing contained in this Plan shall be construed as a contract of employment between the Company and its Subsidiaries and any Participant, and the Plan shall not afford any Participant a right of continued service with the Company and its Subsidiaries.

8.4 This Plan is purely voluntary on the part of the Company and its Subsidiaries. The Company, by action of the Officers-Directors Compensation Committee (or any successor) of the Board of Directors or by such other person or committee acting in accordance with a procedure adopted and approved by the Officers-Directors Compensation Committee (or any successor) of the Board of Directors, may amend, suspend, or terminate the Plan, in whole or in part at any time.

8.5     (a)     Except as provided in paragraph (b) below, no benefits payable under this Plan may be assigned or alienated or transferred in whole or in part. No benefits payable under the Plan shall be subject to legal process or attachment for the payment of any claim against any person entitled to receive the same.

	(b) Paragraph (a) above does not apply to the extent that a Participant's interest under the Plan is alienated pursuant to a "Qualified Domestic Relations Order" (QDRO) as defined in Section 4l4(p) of the Internal Revenue Code. The administrator is authorized to adopt such procedural and substantive rules and to take such procedural and substantive actions as the Administrator may deem necessary or advisable to provide for the payment of amounts from the Plan to an Alternate Payee as provided in a QDRO.

8.6 The Plan is intended to conform to the applicable requirements of the Act and the Internal Revenue Code. Except to the extent otherwise provided in the Act and the Code, this Plan shall be construed, regulated and administered under the laws of the Commonwealth of Pennsylvania.

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ARTICLE IX

Change in Control


9.1 Notwithstanding any other provision of this Plan, upon a Change in Control, as defined in Section 9.2:

	(a)     All Participants shall be deemed to be Vested Participants;

	(b) An Employee who has satisfied the requirements of subsection (a) of Section 3.1 but who has not satisfied the requirements of subsection (b) of Section 3.1, shall be deemed to be a Participant and a Vested Participant, provided such Employee was approved by the Officers-Directors Compensation Committee (or any successor) of the Board of Directors of the Company to be a participant in the Incentive Compensation Plan for the year during which a Change in Control occurs; and

	(c)     Any Participant, including Participants described in subsections
(a) and (b) of this Section 9.1, shall be eligible to receive the Special Short Service Benefit as provided in Section 5.2 if, as of the date a Change in Control occurs, he has been so designated by the Administrative Committee.

	(d) Paragraph (c) of Section 5.2 shall be revised in its entirety to read:

		(1) For a Participant who retires on his Early Retirement Date, for purposes of computing his benefit, Plan Service shall be reduced by the lesser of:

			(A) One month for each month the Participant's Benefit Commencement Date precedes his Normal Retirement Date;
or

			(B)     36 months.

9.2     For purposes of this Plan, a "Change in Control" shall mean:

	(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

		(i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

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		(ii)    the combined voting power of the then outstanding voting
securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting
Securities");

		provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:

		(i)     any acquisition directly from the Company,

		(ii)    any acquisition by the Company,

		(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

		(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 9.2; or

	(b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

	(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business
Combination,

		(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting
Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company
Voting Securities, as the case may be,

		(ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

		(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

	(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

	(e) A majority of the Board otherwise determines that a Change in Control shall have occurred.

9.3 Upon, or in reasonable anticipation of, a Change in Control, an amount sufficient to fund the benefits of all Vested Participants, including those vested pursuant to Section 9.1, Former Participants, and Terminated Vested Participants, including an amount sufficient to fund additional benefits anticipated to accrue during the twenty-four (24) month period immediately following a Change in Control and including an amount sufficient to fund the Active Employees' Pension Surviving Spouse Benefit and the survivor annuity payable to the joint annuitant designated by any such Participant on his Benefit Commencement Date shall be paid immediately by the Company to a Trustee. Selection of the Trustee, the amount to be paid by the Company and the terms of such payment (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event) in order to give effect to the payment of benefits as provided in Sections 9.4 and 9.5 shall be determined by the Vice President, Human Resources, and/or the Vice
President, Finance. Notwithstanding such funding, the Company shall be obligated to pay such benefits to such Vested Participants, Former Participants and Terminated Vested Participants to the extent such funding proves to be insufficient. To the extent such funding proves to be more than sufficient, such excess shall revert to the Company.

	Except as regards Subsection 9.2(d), the Officers-Directors Compensation Committee shall have the duty and the authority to make the determination as to whether a Change in Control has occurred, or is

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reasonably to be anticipated, and, concomitantly, to direct the making of the payment contemplated herein.

9.4 The Trustee shall provide for the payment of benefits to Vested Participants, Former Participants, Terminated Vested Participants, Eligible Spouses and joint annuitants in accordance with the provisions of this Plan as in effect on the date of the Change in Control. Any subsequent attempts to suspend or terminate this Plan or to amend this Plan in any way which reduces future benefits shall have no effect on payments made or to be made by the Trustee.

9.5 Notwithstanding any provision of this Plan, including without limitation, Section 8.4, this Plan may not be:

	(a)     Amended such that future benefits would be reduced; or

	(b)     Suspended; or

	(c)     Terminated;

		(1) As to the further accrual of benefits, at any time during the twenty-four (24) month period following a Change in
Control; or

		(2) As to the payment of benefits, at any time prior to the last payment, determined in accordance with the provisions of this Plan, to each Vested Participant, Former Participant,
Terminated Vested Participant, Eligible Spouse and joint annuitant.


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